EXHIBIT 23.1



                       ACCOUNTANTS' CONSENT


The Board of Directors
Hadron, Inc.:

     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September
28, 1995, on our audits of the statements of operations, shareholders' deficit and cash flows of Hadron, Inc. for the year ended June 30, 1995 which report appears in the June 30, 1997 annual report on Form 10-K of Hadron, Inc.




                         /S/  Coopers & Lybrand L.L.P.

Washington, D.C.
September 30, 1997